Exhibit 99.1

NOTICE OF REDEMPTION

TO THE HOLDERS OF

7.35% SENIOR NOTES DUE 2018

OF

COMMERCIAL METALS COMPANY

CUSIP NUMBER 201723 AJ2

JULY 28, 2017

NOTICE IS HEREBY GIVEN, pursuant to the Indenture, dated as of July 31, 1995 (the “Base Indenture”), between Commercial Metals Company, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.)), as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of August 4, 2008, between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), as follows:

(1)    The Company’s 7.35% Senior Notes due 2018 (the “2018 Notes”) are hereby called for redemption in whole pursuant to Article Eleven of the Base Indenture, Sections 204 and 301 of the Supplemental Indenture and Section 2 of the 2018 Notes. The CUSIP number of the 2018 Notes is 201723 AJ2.

(2)    The date fixed for redemption is August 31, 2017 (the “Redemption Date”).

(3)    Pursuant to the terms of the Indenture and the 2018 Notes, the 2018 Notes will be redeemed at a redemption price (the “Redemption Price”) equal to the greater of the greater of (1) 100% of the principal amount of the 2018 Notes being redeemed and (2) the sum of the present values, calculated as of the Redemption Date, of the remaining scheduled payments of principal and interest on the 2018 Notes to be redeemed (exclusive of interest accruing on the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in Annex A hereto.

(4)    On the Redemption Date, the Redemption Price will become due and payable upon each 2018 Note to be redeemed and interest thereon will cease to accrue on and after the Redemption Date.

(5)    The 2018 Notes must be surrendered to the Trustee at the following address of the Trustee in order to collect the Redemption Price to become due on the Redemption Date:

By Mail, Hand or Courier

The Bank of New York Mellon Trust Company, N.A.

111 Sanders Creek Parkway

East Syracuse, New York 13057

(6)    All of the aggregate principal amount of the 2018 Notes outstanding as of the Redemption Date are to be redeemed.

(7)    No representation is made by the Company as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code”, if any, listed herein or printed on the 2018 Notes. The CUSIP number set forth above is included solely for the convenience of the Holders.

(8)    Paying agents making payments of interest or principal on securities may be obligated to withhold a twenty-eight percent (28%) tax from remittance to individuals who have failed to furnish the paying agent with a valid taxpayer identification number. Holders of the 2018 Notes who wish to avoid the imposition of the tax should submit certified taxpayer identification numbers when presenting their 2018 Notes for payment.

COMMERCIAL METALS COMPANY

By:	/s/ Paul Kirkpatrick
	Name:	Paul Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

Signature Page to

Notice of Redemption

Annex A

Defined Terms to Be Used in Calculation of Redemption Price

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the 2018 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2018 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means Banc of America Securities LLC and its successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company shall specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, then the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month, or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.